  EXHIBIT 1

  JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the Schedule 13G to which this agreement is attached and to the joint filing of all amendments thereto.

This agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories has executed one counterpart.

Dated: February  14, 2014

JLL PATHEON HOLDINGS, COOPERATIEF U.A.

By:	/s/ Daniel Agroskin
	Name:	Daniel Agroskin
	Title:	Authorized Signatory

JLL PATHEON HOLDINGS, LLC

By:	/s/ Daniel Agroskin
	Name:	Daniel Agroskin
	Title:	Sole Manager

JLL PARTNERS FUND V (PATHEON), L.P.

By its General Partner, JLL Associates V (Patheon), L.P.

By its General Partner, JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul S. Levy
	Name:	Paul S. Levy
	Title:	Managing Director

JLL ASSOCIATES V (PATHEON), L.P.

By its General Partner, JLL Associates G.P. V (Patheon), Ltd.

By:	/s/ Paul S. Levy
	Name:	Paul S. Levy
	Title:	Managing Director

JLL ASSOCIATES G.P. V (PATHEON), LTD.

By:	/s/ Paul S. Levy
	Name:	Paul S. Levy
	Title:	Managing Director

/s/ Paul S. Levy
Paul S. Levy

/s/ Nicholas O'Leary
Nicholas O’Leary

/s/ Eugene Hahn
Eugene Hahn

/s/ Michael J. Schwartz
Michael J. Schwartz

/s/ Frank J. Rodriguez
Frank J. Rodriguez

/s/ Alexander Castaldi
Alexander Castaldi

/s/ Kevin T. Hammond
Kevin T. Hammond

/s/ Michel Lagarde
Michel Lagarde

/s/ Robert VanHees
Robert VanHees

/s/ Garrett Hall
Garrett Hall

/s/ Daniel Agroskin
Daniel Agroskin